UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013 (November 15, 2013)

Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2013, Oxford Mining Company, LLC (“Oxford Mining”), a wholly owned subsidiary of Oxford Resource Partners, LP (the “Registrant”), and American Electric Power Service Corporation, as agent for Ohio Power Company (formerly known as Columbus Southern Power Company) (“AEP”), completed the execution and delivery of an amendment (the “Amendment”) to the Coal Purchase and Sale Agreement between them dated as of May 21, 2004, as amended (such Coal Purchase and Sale Agreement as amended prior to the Amendment, the “AEP-Oxford Agreement”).

The Amendment modified the AEP-Oxford Agreement, effective November 1, 2013, by reducing the annual contract quantity of coal for 2013 to be supplied thereunder by Oxford to AEP’s Conesville plant by 70,000 tons from 1,700,000 tons to 1,630,000 tons. Oxford Mining was able to fully replace that tonnage under a separate contract with AEP to supply and deliver 70,000 tons of coal over the remainder of 2013 to another AEP plant.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

Dated: November 19, 2013		By:	/s/ Daniel M. Maher
Name: Daniel M. Maher
Title: Senior Vice President, Chief Legal Officer and Treasurer